                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                                          State of
                                                                        Incorporation
                                                                             or
Wholly-Owned Subsidiaries of the Registrant                             Organization
-------------------------------------------                             ------------
Rouge Steel Company                                                       Delaware

QS Steel Inc.                                                             Michigan

Eveleth Taconite Company                                                  Minnesota